Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

SGH Announces Board Transitions

•

Board directors Ajay Shah and Jason White, both nominated by Silver Lake, which recently exited its ownership position in SGH, will not stand for re-election at the SGH 2022 annual meeting of shareholders; director and co-founder Mukesh Patel will also step down as of the annual meeting;

•	All remaining SGH directors will be independent apart from SGH chief executive officer and director Mark Adams, building on the Company’s recent corporate governance initiatives; and

•	SGH also re-affirms guidance for the second fiscal quarter of 2022.

Milpitas, Calif. – December 14, 2021 – SMART Global Holdings, Inc. (“SGH” or the “Company”) (NASDAQ: SGH) today announced that Silver Lake – nominated directors Ajay Shah and Jason White will not stand for re-election at the SGH 2022 annual meeting of shareholders, following Silver Lake’s recent sell down of its ownership position in the Company. Mukesh Patel, director and co-founder, will also step down as of the 2022 annual meeting.

With this change, the SGH board will be entirely independent, with the exception of SGH director and chief executive officer Mark Adams, and women will constitute one third of the board. Having an independent, and increasingly diverse board demonstrates SGH’s commitment to strong governance and enhanced risk oversight.

Ajay Shah and Mukesh Patel co-founded the Company in 1988. After co-leading the acquisition of the Company in 2011 by funds affiliated with Silver Lake, Mr. Shah served as chairman of the board and more recently as chief executive officer and executive chairman of the board. He will remain as an advisor to the Company after he leaves the board.

“When I look back at what the world of technology looked like in 1988, I am amazed at just how far we have come. I am very proud of where SGH is today with a dynamic and performance-driven culture, which is delivering strong growth and earnings. We now have a diverse base of market-leading businesses built organically and through accretive, synergistic acquisitions over the last few years. I am confident in the leadership of Mark and the management team to continue to drive the Company forward, and its future is in excellent hands,” said Ajay Shah.

“I could have never imagined our growth journey,” said Mukesh Patel. “From a small private memory company of 30 employees based in the Silicon Valley to a global public company with 4,000 employees, SGH is a success story that I am proud to have been a part of.”

Chief executive officer Mark Adams commented, “I want to take this opportunity to thank Ajay, Mukesh and Jason for their leadership and vision. I look forward to continuing to build on everything we have accomplished under their leadership and with Silver Lake’s support and partnership. Maintaining our focus on customer needs through high quality advanced semiconductor solutions and our exceptional team’s ability to deliver results, we will continue our positive transformation and deliver tremendous value to our stakeholders.”

Financial Outlook

There are no changes to the Company’s previously shared outlook for the first quarter of fiscal 2022.

Forward-Looking Statements

This press release contains “forward-looking statements,” including, among other things, statements regarding future events and the future financial performance of SGH (including the business outlook for the next fiscal quarter).

These forward-looking statements are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. They are subject to a number of risks, uncertainties and other factors, many of which are outside SGH’s control, including, among others: business and economic conditions and growth trends in technology and lighting industries, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; disruptions in our operations, our supply chain or in global markets as a result of the outbreak of COVID-19 or otherwise; changes in trade regulations or adverse developments in international trade relations and agreements; changes in currency exchange rates; overall information technology spending; appropriations for government spending; the success of our strategic initiatives including additional investments in new products, additional capacity and acquisitions; the acquisition of other companies or technologies, the failure to successfully integrate and operate them, or customers’ negative reactions to them, including Cree LED, Inc.; limitations on or changes in the availability of supply of materials and components; fluctuations in material costs; temporary or volatile nature of pricing trends in memory or elsewhere; deterioration in customer relationships; production or manufacturing difficulties; competitive factors; technological changes; difficulties with or delays in the introduction of new products; slowing or contraction of growth in the memory market in Brazil; reduction in or termination of incentives for local manufacturing in Brazil; changes to applicable tax regimes or rates; prices for the end products of our customers; strikes or labor disputes; deterioration in or loss of relations with any of our limited number of key vendors; the inability to maintain or expand government business; and other factors and risks detailed in SGH’s filings with the U.S. Securities and Exchange Commission, which include SGH’s most recent reports on Form 10-K and Form 10-Q, including SGH’s future filings.

Such factors and risks as outlined above and in such filings may not constitute all factors and risks that could cause actual results of SGH to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. SGH and its subsidiaries operate in a continually changing business environment and new factors emerge from time to time. SGH cannot predict such factors, nor can it assess the impact, if any, from such factors on SGH or its subsidiaries’ results.

Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and SGH does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

About SMART Global Holdings – SGH

At SGH, our companies are united by a drive to raise the bar, execute with discipline and focus on what’s next for the technologies that support and advance the world. Across computing, memory, and LED lighting solutions, we build long-term strategic partnerships with our customers.

Backed by a proven leadership team, we operate with excellence around the globe while unlocking new avenues of growth for our business and industry.

Learn more about us at SGHcorp.com.

Investor Contact:	PR Contact:
Suzanne Schmidt	Valerie Sassani
Investor Relations	VP Marketing and Communications
(510) 360-8596	(510) 941-8921
ir@sghcorp.com	pr@sghcorp.com